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EXHIBIT 99.1     PRESS RELEASE





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                              PRESS RELEASE
                   SECURITY OF PENNSYLVANIA FINANCIAL CORP.
                          ANNOUNCES CASH DIVIDEND


Contact:    Richard C. Laubach
            President and Chief Executive Officer
            Security of Pennsylvania Financial Corp.
            (570) 454-0824


Hazleton, Pennsylvania
AMEX Trading Symbol: SPN

July 22, 1999


      The Board of Directors of Security of Pennsylvania Financial Corp. today announced a cash dividend for the quarter ended June 30, 1999, of $0.05 per share to stockholders of record on August 6, 1999. Payment of the cash dividend will be made on August 20, 1999.

      The Common Stock of Security of Pennsylvania Financial Corp. is listed on The American Stock Exchange under the symbol "SPN."

      Security of Pennsylvania Financial Corp. acquired all of the outstanding capital stock of Security Savings Association of Hazleton upon its conversion from a Pennsylvania-chartered mutual savings and loan association to a Pennsylvania-chartered stock savings and loan association on December 30, 1998. Security Savings Association of Hazleton is headquartered in Hazleton, Pennsylvania.